UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2024

GENERATIONS BANCORP NY, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39883	85-3659943
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 East Bayard Street, Seneca Falls, New York		13148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:    (315) 568-5855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	GBNY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 23, 2024, Generations Bancorp NY, Inc. (the “Company”) notified the Nasdaq Stock Market, LLC (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (“SEC”) on October 4, 2024 to effect the voluntary delisting of the Company’s common stock from Nasdaq. The Company expects the delisting to be effective on October 4, 2024 and expects its common stock to be quoted on the OTCQX Market beginning on October 7, 2024. This notification follows the Board of Directors’ decision on September 23, 2024 to delist the Company’s common stock from Nasdaq and deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon delisting from Nasdaq, the Company intends to file a Form 15 with the SEC on or about October 14, 2024 to deregister its common stock under the Exchange Act . The Company’s obligation to file periodic reports under the Exchange Act will be suspended immediately upon the filing of the Form 15.

A copy of the press release announcing the Company’s intention to delist and deregister its shares of common stock is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATIONS BANCORP NY, INC.

DATE: September 23, 2024	By:	/s/ Angela M. Krezmer
Angela M. Krezmer
Chief Executive Officer